                                                                    Exhibit 10.5



                                     LEASE



                                By and Between


                     Utah State Retirement Investment Fund
                                 ("Landlord")



                                      AND


                                  eBenX, Inc.
                                  ("Tenant")



                           Multi-Tenant Office Lease

                               TABLE OF CONTENTS

ARTICLE 1 -     TERM......................................................   1

ARTICLE 2 -     USE.......................................................   1

ARTICLE 3 -     RENTALS...................................................   2

ARTICLE 4 -     CONSTRUCTION..............................................   2

ARTICLE 5 -     POSSESSION................................................   2

ARTICLE 6 -     TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND
                 OPERATING EXPENSES.......................................   3

ARTICLE 7 -     UTILITIES AND SERVICE.....................................   4

ARTICLE 8 -     NON-LIABILITY OF LANDLORD.................................   4

ARTICLE 9 -     CARE OF PREMISES..........................................   5

ARTICLE 10 -    RESTRICTIONS CONCERNING USE...............................   5

ARTICLE 11 -    INSPECTION................................................   6

ARTICLE 12 -    ALTERATIONS...............................................   6

ARTICLE 13 -    SIGNS.....................................................   6

ARTICLE 14 -    COMMON AREAS..............................................   7

ARTICLE 15 -    ASSIGNMENT AND SUBLETTING.................................   8

ARTICLE 16 -    LOSS BY CASUALTY..........................................   9

ARTICLE 17 -    WAIVER OF SUBROGATION.....................................  10

ARTICLE 18 -    EMINENT DOMAIN............................................  10

ARTICLE 19 -    SURRENDER.................................................  10

ARTICLE 20 -    NON-PAYMENT OF RENT, DEFAULTS.............................  11

ARTICLE 21 -    LANDLORD'S DEFAULT........................................  12

ARTICLE 22 -    HOLDING OVER..............................................  12

ARTICLE 23 -    SUBORDINATION.............................................  12

ARTICLE 24 -    INDEMNITY, INSURANCE AND SECURITY.........................  13

ARTICLE 25 -    NOTICES...................................................  14

ARTICLE 26 -    APPLICABLE LAW............................................  14

ARTICLE 27 -    MECHANICS' LIEN...........................................  14

ARTICLE 28 -    SUPPLEMENTAL SECURITY INTEREST DEPOSIT....................  14

ARTICLE 29 -    BROKERAGE.................................................  14

ARTICLE 30 -    SUBSTITUTION..............................................  15

ARTICLE 3l -    ESTOPPEL CERTIFICATES.....................................  15

ARTICLE 32 -    GENERAL...................................................  15

ARTICLE 33 -    EXCULPATION...............................................  16

ARTICLE 34 -    AMERICANS WITH DISABILITIES ACT...........................  16

                              LEASE SUMMARY SHEET


   1.    Landlord: Utah State Retirement Investment Fund, an
                   independent agency of the State of Utah

                   CB Richard Ellis Investors
                   865 South Figueroa Street
                   Suite 3500
                   Los Angeles, California  90017
                   Attn:  Director of Asset Management

                   with a copy to:

                   United Properties
                   3500 West 80th Street
                   Bloomington, Minnesota  55431

   2.    Tenant:  eBenX, Inc., a Minnesota corporation

   3.    Tenant's Address:
              A.   Prior to the commencement of the Term:
                        eBenX, Inc.
                        5500 Wayzata Boulevard
                        Suite 1450
                        Minneapolis, MN  55416-1241
                        Attention:  President

              B. Subsequent to commencement of the Term if different from the address of the Premises:
                        eBenX, Inc.
                        605 Waterford Park, Suite ___
                        Plymouth, MN
                        Attention:  President

   4.    Premises:

         A.  Initial Premises:
                        91,134 rentable square feet on the lower level and on the entire 5th, 6th , 7th, 8th, and 12th floors of the building, as shown on Exhibit A-4.

         B. Additional Premises:
                        18,149 rentable square feet on the 4th floor of the building, as shown on Exhibit A-5 will be added to the Premises no later than May 1, 2001.
   5.    Term of Lease:

         A. Initial Premises: Sixty-three (63) months commencing May 1, 2000 and terminating July 31, 2005

         B. Additional Premises: No less than Fifty-one (51) months commencing no later than May 1, 2001 and terminating July 31, 2005.

   6.    Rent:
                         Months 1 - 16: $14.00 per rentable square foot Months 17-28: $14.25 per rentable square foot Months 29-40: $14.50 per rentable square foot Months 41-52: $14.75 per rentable square foot Months 53-63: $15.00 per rentable square foot

         Rent Abatement: Tenant shall receive three (3) months of gross rent abatement for the months of May, June and July, 2000.

   7.    Security Deposit:
                          In the form of a Lease Bond, issued by a surety, in an amount and containing such terms and conditions as deemed acceptable to Landlord in Landlord's sole discretion.

   This Lease Summary Sheet information is incorporated into and made a part of the Lease Agreement attached hereto. In the event of any conflict between any Summary Sheet information and the Lease Agreement, the Lease Agreement shall control. This Lease Agreement includes the following Exhibits, all of which are made a part of this Lease Agreement. Exhibits: Exhibit A-1 (Graphic Location of the Premises); Exhibit A-2 (Legal Description for the Building); Exhibit A-3, if attached (Plans and/or Description for Construction of Improvements to the Premises); Exhibit B, if attached (Tenant Work Fundings); Exhibit A-4 (Initial Premises); Exhibit A-5 (Additional Premises on 4th Floor); Exhibit A-6 (Lower Level Storage Area); Exhibit C (Option to Extend Term); Exhibit D (Right of First Offer for Additional Space); Exhibit E (Fiber Optic Cable and Generator); Exhibit F (Exclusions from Operating Expenses).

                   MULTI-TENANT OFFICE LEASE AGREEMENT (NET)


THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 21st day of January, 2000, by and between Utah State Retirement Investment Fund, an independent agency of the State of Utah, having offices at c/o United Properties LLC, 3500 West 80th Street, Bloomington, Minnesota, 55431 (hereinafter called the "Landlord"), and eBenX, Inc., a Minnesota corporation (hereinafter called the "Tenant").

                                   WITNESSETH
                                   ----------

   FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached hereto, and by this reference incorporated herein, which shall be deemed to be 86,500 rentable square feet, (determined based upon BOMA standard method for measuring floor area and office building) described as follows:

     A.  Initial Premises:
                         91,134 rentable square feet on the lower level and on the entire 5th, 6th, 7th, 8th, and 12th floors of the building, as shown on Exhibit A-4 ("Initial Premises"); and

     B.  Additional Premises:
                         18,149 rentable square feet on 4th floor of the building, as shown on Exhibit A-5 commencing no later than May 1, 2001 ("Additional Premises").

   The Initial Premises and the Additional Premises are sometimes hereinafter referred to collectively as the "Premises" at 605 Waterford Park (hereinafter called the "Building") in the City of Plymouth, County of Hennepin, State of Minnesota. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto. Tenant shall also lease the area on the lower level of the Building as described and pursuant to the terms set forth in Exhibit A-6 hereto.

ARTICLE 1 - TERM

   To have and to hold said Premises for a term, upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto for a term, as follows:

   Initial Premises: Five (5 ) years and three (3) months, commencing May 1, 2000 and terminating July 31, 2005 ("Initial Premises Term");

   Additional Premises: For a term commencing on the earlier of May 1, 2001, or 60 days after the date of written notice from Tenant of its intent to occupy the Additional Premises and terminating July 31, 2005 ("Additional Premises Term").

   The Initial Premises Term and the Additional Premises Term are hereinafter sometimes collectively called the "Term". The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - USE
   The Premises shall be used by the Tenant solely for the following purposes:
General Office Use.

ARTICLE 3 - RENTALS

   Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, the Minimum Rental determined by multiplying the number of rentable square feet included in the definition of Premises adjusted at such time the Tenant begins to lease the Additional Premises and again if Tenant leases the Expansion Area (as defined in Exhibit D), multiplied by the annual rent per rentable square foot in accordance with the following schedule, divided by 12 to determine the amount of Minimum Rental due and payable per month:

               Months 1 -16: $14.00 per rentable square foot Months 17-28: $14.25 per rentable square foot Months 29-40: $14.50 per rentable square foot Months 41-52: $14.75 per rentable square foot Months 53-63: $15.00 per rentable square foot

   Provided Tenant shall faithfully perform all terms and conditions of this Lease Agreement during the Term hereof and any extensions thereto, including the Option Term, if any, Tenant's obligation to pay Minimum Rent and Additional Rent shall be abated for a period of three (3) months commencing May 1, 2000, through and including July 31, 2000. In the absence of such faithful performance by Tenant as required herein, Landlord shall not be deemed to have forgiven Minimum Rent or Additional Rent as would otherwise accrue during the aforesaid period, but, in addition to such remedies as may be provided in this Lease Agreement or at law or in equity, Landlord shall be entitled to recovery of such abated Rent.

   The rent per square foot for the Additional Premises will be the same rent as charged for the Initial Premises. The Additional Premises shall be charged Minimum Rental commencing 60 days after the commencement of the Additional Premises term, provided however, notwithstanding language to the contrary set forth above, rent for the Additional Premises shall commence no later than May 1, 2001. Said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 2000, are $5.63 per rentable square foot and estimated Real Estate Taxes payable in 2000 are $6.12 per rentable square foot.

ARTICLE 4 - CONSTRUCTION

   If any improvements to the Premises ("Tenant Improvements") are to be made, the provisions governing the planning, construction, scope of work and terms and payment, shall be set forth in Exhibit B, which, if attached hereto, is incorporated herein by this reference. If the parties have agreed to plans and/or a description for said Tenant Improvements, the same will be attached hereto as Exhibit A-3 and, if so attached, is incorporated herein by this reference.

ARTICLE 5 - POSSESSION

   Landlord shall deliver possession of the Initial Premises on the date hereof for the purpose of allowing Tenant to complete its work, provided, if Tenant completes its work and commences occupancy of the Initial Premises for the purposes of commencing business thereon prior to May 1, 2000, Tenant shall pay the Minimum Rental and Additional Rental during such early occupancy period from and after the seventh day Tenant commences business within the Initial Premises. Tenant shall pay Minimum

Rental and Additional Rental due as a result of such early occupancy within ten
(10) days of receipt of Landlord's invoice for such payment. Prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement. Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of computing the Term of this Lease Agreement, the commencement date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the commencement date set out in Article 1 (if such is other than the first date of a calendar month).

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES

       A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area, from time to time, in the Premises prorated for the period that Tenant occupied the Premises. Notwithstanding the preceding sentence, Tenant's share of the following Operating Expenses shall be computed on the basis of the cost of said expenses per rentable square foot of area within the Building actually occupied: cleaning, management, and energy expenses.

       B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

       C. As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayments shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term so that an adjustment in the Additional Rental would not be possible, by a refund.

       D. For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles. Items identified on the attached "Exclusions from Operating Expenses," attached as Exhibit F, shall be specifically excluded from the term Operating Expenses.

       E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year, which is less than 12 calendar months, such change shall not cause an increase in Additional Rent hereunder.

       F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 7 - UTILITIES AND SERVICE

       A. Landlord agrees to furnish water, electricity, elevator service, and janitorial service. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building. Tenant agrees to pay to Landlord the reasonable costs attributable to the difference in such requirement and/or usage within twenty (20) days after receipt of a written statement setting forth such costs.

       B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement.

       C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder, provided, however, if the interruption or failure is to such an extent as to cause a material reduction in the usability of the Premises in the manner in which it was used prior to the interruption or failure and the interruption or failure continues for more than five (5) business days, then all rent payable hereunder shall abate for the period beginning with the interruption or failure and ending with the date when the services are restored.

       D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 7:00 a.m. and 6:00 p.m., Monday through Friday, 8:00 a.m. to 1:00 p.m., Saturday, and specifically excluding Sundays and legal holidays.

       E. Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner, or other device on the roof of the Premises or the Building without the prior written consent of Landlord.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

   Except in the event of the gross negligence of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's gross negligence.

ARTICLE 9 - CARE OF PREMISES

   A.  Tenant agrees:
           1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;
           2. To keep the Premises in a clean and sanitary condition;
           3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;
           4. To abide by such uniformly applied rules and regulations as may from time to time be reasonably promulgated by Landlord;
           5. To preserve and protect all carpeted areas and to provide and use carpet protector mats in all locations within the Premises where chairs with castors are used; and
           6. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas on multi-tenant floors or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

       B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may, after not less than 30 days notice an opportunity to cure (except in the event of an emergency in which case no notice is required), at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

ARTICLE 10 - RESTRICTIONS CONCERNING USE

   Tenant covenants not to introduce any hazardous or toxic materials onto the Premises without complying with all applicable Federal, State and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits. If Tenant's transportation, storage, use or disposal of hazardous or toxic materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to:

       i) Notify Landlord immediately of any contamination, claim or contamination, loss or damage;

       ii) After consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards; and

       iii) Indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage.

   This provision shall survive termination, cancellation or expiration of this Lease Agreement. For purposes of this Article, the terms "hazardous materials" or "toxic materials" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, and any federal agencies that have overlapping jurisdiction with such state agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Landlord represents and warrants, to the best of its knowledge after due inquiry, that the Premises, and the land underlying the same are free of hazardous materials. Landlord shall indemnify defend and hold Tenant harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees and costs, arising from or connected with any hazardous materials existing on the Premises and the land underlying the same prior to the date of this Lease. Landlord agrees to use good faith and commercially reasonable efforts to keep the Building free from hazardous materials during the term of this Lease.

ARTICLE 11 - INSPECTION

   The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times after not less than 30 days notice an opportunity to cure (except in the event of an emergency in which case no notice shall be required) for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements.

ARTICLE 12 - ALTERATIONS

   Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any locks, plumbing or wiring therein without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Tenant's request for Landlord's written consent to any such alterations, repairs, additions, or improvements to the Premises ("Alterations") shall be accompanied by reasonably detailed plans and specifications for the Alterations. Landlord shall provide its written consent within ten (10) business days of receipt of such reasonably detailed plans and specifications or shall provide to Tenant, in writing, its reasons for rejection of such proposed Alterations. If Landlord fails to provide such written consent or provide reasons for rejection within said ten
(10) business day period, Landlord shall be deemed to have consented to the Alterations. Notwithstanding the above, Tenant shall be entitled to make cosmetic and decorating Alterations to the Premises wherein the aggregate cost of such Alterations are less than $25,000.00 without Landlord's consent, provided, Tenant must, in all events, notify Landlord of Tenant's Alterations and provide to Landlord copies of plans and specifications detailing the
Alterations.   Such consent shall not be unreasonably withheld, if such
alterations, repairs, additions or improvements are the obligations of Tenant pursuant to this Lease Agreement. All such work shall comply with the applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS

   Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Landlord agrees to provide Tenant suite entry signage and a reasonable amount of space on the building directory in the lobby of the Building. In addition, Tenant shall have exclusive Building and non-exclusive monument signage commencing on the commencement date of the Initial Premises Term and continuing as long as (i) Tenant occupies at a minimum four (4) floors and continues to lease at a minimum one (1) additional floor, (ii) Tenant is the largest occupant of square footage in the Building, and (iii) Tenant is not in default of the terms of this Lease. Notwithstanding the foregoing, all signage is contingent upon Tenant obtaining, at it sole cost and expense, City approvals if necessary, and provided Landlord approves, in it's reasonable discretion, of the appearance, size, color, and method of installation of such signage.

ARTICLE 14 - COMMON AREAS

       A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such reasonable and uniformly applied rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

       B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of: (a) all unrestricted automobile parking areas (subject to the provisions set forth below), driveways and walkways; and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable and uniformly applied rules and regulations for the use thereof as prescribed from time to time by Landlord.

       C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. If there is an increased leasing area, Tenant's share of operating expenses and taxes shall be proportionally reduced. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas.

       D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas.

       E. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Tenant, its employees and invitees shall have the right to park in the unrestricted parking areas in common with other tenants of the Building upon such terms and conditions adopted by Landlord from time to time, including the imposition of a reasonable parking charge, if the same is established by Landlord at any time during the Term (provided, however, Tenant or its employees and invitees shall not be charged a parking charge during the initial Term of this Lease). Tenant agrees not to overburden the unrestricted parking areas and agrees to cooperate with Landlord and other tenants in the use of the unrestricted parking areas. Landlord reserves the right in its absolute discretion to determine whether the parking areas are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking areas and modify the existing ingress to and egress from the parking areas as Landlord shall deem appropriate. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles. Notwithstanding the foregoing, Tenant shall be entitled to a proportionate share of parking spaces in the unrestricted parking areas at a Building ratio of 4.0 stalls per 1,000 rentable square feet of leased space, provided Tenant's proportionate share shall be adjusted from time to time, in the event of an increase in the number of parking stalls, or a decrease of the number of parking stalls resulting from condemnation, or the enforcement of other property rights which affect parking areas, provided, however, Tenant's parking ratio of four (4) stalls per 1,000 rentable square feet shall not be decreased as a result of any site plan modifications initiated
   by Landlord.   If there is a decrease of the number of parking stalls
   resulting from condemnation, to the extent Landlord has received an award in condemnation for such loss of parking, Landlord shall use its best efforts to replace the lost parking stalls, provided Landlord shall not be required to expend more for the replacement of the lost parking stalls than Landlord received in the condemnation award for loss of such parking stalls. Tenant shall have the right to lease climate-controlled stalls at a rate not to exceed $100.00 per month per stall plus tax throughout the primary term (but not the Option Term) of the Lease, subject to availability of such stalls.
   If parking availability becomes problematic for Tenant, Landlord agrees to assist Tenant to obtain additional parking near the Premises. Any cost associated with additional parking for Tenant shall be Tenant's sole responsibility.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

       A. Tenant shall not assign this Lease Agreement, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information, including financial statements of the proposed assignee or subtenant, if obtainable from the proposed assignee or subtenant. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement. Landlord shall have the option (to be exercised within fifteen days from the submission of Tenant's request) to cancel this Lease Agreement as to the space proposed to be sublet or assigned as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or sublease shall not be unreasonably withheld, provided, however, if the proposed sublease or assignment is for less than the entire Premises, and/or is for a term less than the balance of the Term of this Lease Agreement (excluding any Option Term), then, within ten (10) days of receipt of Landlord's notification of exercise of option to cancel the Lease Agreement, Tenant shall be entitled to withdraw such request for consent to sublease or assignment.

       B. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease Agreement, fifty percent (50%) of the difference, if any, between the Minimum Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to this Lease Agreement, and the rent and any additional rent payable by the assignee or subtenant to Tenant. Prior to such payment, Tenant shall be entitled to recover from such rental difference, the amount of actual Tenant improvements cost and commission expenses paid by Tenant in such assignment or sublet. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Article, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve

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

   Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease Agreement. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable fees, not to exceed Two Hundred Fifty and no/100ths Dollars ($250.00) per transaction, incurred in connection with the processing of documents necessary to the giving of such consent.

       C. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests and assumes the obligations of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance. Tenant agrees to attorn to any such assignee or transferee of Landlord's interest in this Lease Agreement or the Building.

       D. Notwithstanding the above, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation that controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity that acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, all of which are referred to as a "Tenant Affiliate," provided that before such assignment or sublet is effective, said assignee or sublessee shall assume, in full, the obligations of Tenant under this Lease. Any such assignment or subletting shall not in any way affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

ARTICLE 16 - LOSS BY CASUALTY

       A. If the Premises shall be destroyed or damaged by fire or other casualty to the extent that more than fifty percent (50%) thereof is rendered untenantable Landlord may, at its option, (i) terminate this Lease Agreement effective as of the date of such damage or destruction, or (ii) provided restoration can be completed within 150 days from the date of discovery of the casualty, restore the Premises to their previous condition, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease Agreement shall continue in full force and effect. In the event the Premises are damaged or destroyed by fire or other casualty to the extent that more than fifty percent (50%) thereof is rendered untentantable, and the time of restoration thereof cannot be completed within 150 days from the date of discovery of the casualty, either Landlord or Tenant may terminate this Lease Agreement, provided, if the Tenant terminates pursuant to this provision, such termination shall not be effective until sixty (60) days after delivery of written notice to Landlord of such termination during which 60-day period Landlord may attempt to restore the Premises to their previous condition. If Landlord is successful in restoring the Premises to their previous condition within said 60-day period, Tenant's written notice to terminate shall be deemed to be withdrawn and this Lease shall continue in full force and effect.

       B. If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than fifty percent (50%) thereof is rendered untenantable, or if the Building shall be materially destroyed or damaged by any other casualty other than those covered by such insurance policy, notwithstanding that the Premises may be unaffected directly by such destruction or damage, Landlord may, at its election, terminate this Lease Agreement by notice in writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

       C. Other than rental abatement provided in paragraph A of this Article, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises.

       D. Landlord's obligations, should it elect to repair, shall be limited to the base Building, common areas and the interior improvements installed by Landlord. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last twelve (12) months of the Term of this Lease Agreement, then Landlord may, at its option, cancel and terminate this Lease Agreement as of the date of the occurrence of such damage.

ARTICLE 17 - WAIVER OF SUBROGATION

   Landlord and Tenant each hereby release and relieve the other with respect to, and waive their entire right of recovery against the other for, loss or damage arising out of or incident to the perils insured against which perils occur in, on, or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation as contained in this Lease.

ARTICLE 18 - EMINENT DOMAIN

   If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

    On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. At the time any alterations, additions, and fixtures, except Tenant's trade fixtures, are constructed or installed on the Premises, Landlord agrees to notify Tenant whether Tenant must remove such alterations, additions, or fixtures at the expiration of the Term. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises which Landlord has identified to remain as Landlord's property shall be surrendered with the Premises as a part thereof. Those alterations, additions, and fixtures, except Tenant's trade fixtures, which Landlord identifies to be removed by Tenant at the expiration of the Term shall, be removed by Tenant at its expense, and Tenant shall repair any damage caused thereby. Notwithstanding the foregoing, Landlord reserves the right, upon thirty (30) days written notice to Tenant prior to the expiration of the Term, to modify its previously articulated requirement as to which alterations, additions, and fixtures must be removed by Tenant at the expiration of the Term, provided this right applies only to alterations, additions and fixtures which Landlord had previously indicated must be removed at the expiration of the Term. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS
       A.  If any one or more of the following occurs:

           1. A rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than five (5) days after written notice that the same is due and payable;

           2. Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default; or

           3. If Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action.

   then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (l0) days from the date same become due and payable.

       B. Tenant hereby acknowledges that late payment to Landlord of Minimum Rent, Additional Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease Agreement, the exact amount of which will be extremely difficult to ascertain. Tenant shall be liable to Landlord for the payment of a late charge in the amount of 10% of the rental installment or other sum due Landlord hereunder, plus any attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay said amount, if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three
   (3) business days after deposit as a result of dishonor of the Tenant's draft by Tenant's depository bank. The parties agree that such late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Landlord's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT

   Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure. If Landlord is in default under this Lease Agreement, beyond applicable cure periods, and such default materially impacts Tenant's use and quite enjoyment of the Premises, Tenant may undertake to cure such default in a commercially reasonable manner, and any reasonable expense necessary to cure such default may be deducted from the Minimum Rental next becoming due, provided, however, in no event shall Tenant be permitted to offset in any one month more than twenty five percent (25%) of the Minimum Rent due in such month.

ARTICLE 22 - HOLDING OVER

   Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be equal to 150% of the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

   Provided Landlord provides to Tenant a Non-Disturbance agreement in a form reasonably acceptable to Landlord, Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgagee, which reflects the above-referenced recognition of Lease Agreement or Tenant. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage. Landlord represents that as of the date of this Lease there is no mortgage encumbering the Building.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

       A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

       B. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy.

       C. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant further represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

       D. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

   All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth prior to Tenant's signature line of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW

   This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

   In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within thirty (30) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - SUPPLEMENTAL SECURITY INTEREST DEPOSIT

   Tenant shall deliver to Landlord quarterly balance sheets and statements of profit and loss for each of Tenant's fiscal quarters within five business days after the same are published. Tenant shall be obligated to deliver to Landlord a Supplemental Security Deposit ("SSD") if the following financial test shall not be met. The financial test shall be a determination that the cumulative aggregate net operating cash flow for the most recent four quarters shall be a negative number and that the positive expression of that negative times four shall be an amount greater than the most recent quarterly reported amount of net working capital; provided, however, so long as the most recent reported net working capital shall be at least $20,000,000.00 no SSD shall be required. If a SSD is required then the amount of the SSD shall be equal to the Minimum Rental and Additional Rental for the Premises for the next nine months of the term. Each time a quarterly statement is delivered to Landlord the need for and amount of the SSD shall be redetermined and the amount of the SSD shall be increased or decreased accordingly. The SSD shall take the form of an unconditional letter of credit from a bank reasonable acceptable to Landlord. The letter of credit shall be delivered to Landlord within fifteen (15) days of written notice from Landlord to Tenant of the requirement of a SSD.

ARTICLE 29 - BROKERAGE

   Tenant represents and warrants to Landlord that neither it nor its officers or agents, nor any one acting on its behalf has engaged any real estate broker other than The Keewaydin Group, Inc. ("Tenant's Broker") in the negotiating or making of this Lease Agreement. Tenant agrees to indemnify and hold

Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have been engaged by Tenant. Landlord represents and warrants to Tenant that neither it nor its officers or agents, nor anyone acting on its behalf, has dealt with any real estate broker other than United Properties Brokerage LLC ("UPB") in the negotiating or making of this Lease Agreement. The brokers' commission and/or finders' fees arising out of this Lease Agreement on behalf of Tenant's Broker and UPB shall be paid as follows: Landlord shall pay to Tenant's Broker a brokerage commission of $3.00 per square foot on the Initial and Additional Premises outlined in Paragraph 4 of the Lease Summary Sheet above and any additional space acquired by Tenant during the first three (3) years of the Term, provided, however, in the event Tenant has engaged a broker other than Tenant's Broker at the time of acquisition of such additional space, no commission shall be due for such additional space to Tenant's Broker. One-half of said fee shall be paid upon execution of this Lease and the receipt of the Security Deposit and first month's rent, and the balance paid to Tenant's Broker upon occupancy and commencement of payment of Minimum Rental by Tenant as provided herein.

ARTICLE 30 - SUBSTITUTION - Intentionally Deleted

ARTICLE 3l - ESTOPPEL CERTIFICATES

       A. Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within fifteen (15) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form reasonably acceptable to Landlord. If Tenant fails to respond within fifteen (15) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such estoppel certificate as above provided, without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any prospective purchaser, mortgagee, assignee or ground lessor of the Building.

       B. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within fifteen (15) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 32 - GENERAL

   This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - EXCULPATION

   Notwithstanding anything in this Lease Agreement to the contrary, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally, or the assets of Landlord, but are made and intended to bind only the Landlord's interest in the Premises and the Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforced against Landlord or its stockholders, officers, or partners, or their respective heirs, legal representatives, successors and assigns, on account of this Lease Agreement or on account of any covenant, undertaking or agreement of Landlord in this Lease Agreement.

ARTICLE 34 - AMERICANS WITH DISABILITIES ACT

   Landlord shall be responsible, at its sole cost and expense, for any exterior alteration to the Building, or alterations to the Building's common area, including curb cuts, ramps, signage, or striping required pursuant to the Americans with Disabilities Act, 42 U.S.C. (S)(S) 12101-12213, as amended (including administrative, judicial, and legislative interpretations, rulings, and clarifications relating thereto), unless said alteration is required as a result of Tenant's or Tenant's agents' acts; Tenant's change of use of the Premises; alterations or improvements to the Premises made by or for Tenant; Tenant's application for any permit or governmental approval; or accommodations requested or required by Tenant, Tenant's agents, employees, or invitees.

                        [Signatures Appear on Next Page]

   IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

Address for Notices, if other than the Premises:

------------------------------------

------------------------------------

------------------------------------




TENANT:                                LANDLORD:

eBenX, Inc.,                           Utah State Retirement Investment Fund,
a Minnesota corporation                an independent agency of the State of
                                       Utah

By   /s/ Scott P. Halstead             By  CB Richard Ellis Investors L.L.C.
     -------------------------------
Name Scott P. Halstead                 Its Agent
     -------------------------------
Its  Chief Financial Officer
     -------------------------------
                                       By   /s/ James E. Bell
                                            ----------------------------------
                                       Name James E. Bell
                                            ----------------------------------
                                       Its  Authorized Signatory
                                            ----------------------------------


                                       By
                                            ----------------------------------
                                       Name
                                            ----------------------------------
                                       Its
                                            ----------------------------------

                                  EXHIBIT A-1
                          GRAPHIC LOCATION OF PREMISES
                                 [LOWER LEVEL]

                                  ----------

                              EXHIBIT A-1 (CONT.)
                          GRAPHIC LOCATION OF PREMISES
                                [FOURTH FLOOR]

                                  ----------

                              EXHIBIT A-1 (CONT.)
                          GRAPHIC LOCATION OF PREMISES
                                 [FIFTH FLOOR]

                                  ----------

                              EXHIBIT A-1 (CONT.)
                          GRAPHIC LOCATION OF PREMISES
                                 [SIXTH FLOOR]

                                  ----------

                              EXHIBIT A-1 (CONT.)
                          GRAPHIC LOCATION OF PREMISES
                                [SEVENTH FLOOR]

                                  ----------

                              EXHIBIT A-1 (CONT.)
                          GRAPHIC LOCATION OF PREMISES
                                [EIGHTH FLOOR]

                                  ----------

                              EXHIBIT A-1 (CONT.)
                          GRAPHIC LOCATION OF PREMISES
                                [TWELFTH FLOOR]

                                  EXHIBIT A-2
                               LEGAL DESCRIPTION

The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

Lot 1, Block 1, GROVES OFFICE PARK 2ND ADDITION together with that part of vacated 8th Avenue accruing thereto by reason of the vacation thereof, according to the plats thereof on file and of record, Hennepin County, Minnesota, lying East and North of the Plat of GROVES OFFICE PARK ANNEX; South of Lot 1, Block 1, GROVES OFFICE PARK 2ND ADDITION and West of State Highway 18, Plat 19, together with the benefits contained in the following easement agreement:

     Declaration of Access and Driveway Easement dated September 30, 1986, recorded October 10, 1986 as Document Number 5169175 as amended by instrument dated December 30, 1988, record March 8, 1989, Document Number 5513370;

     Mutual Truck Turn Around Easement Agreement dated December 30, 1988, recorded March 8, 1989, as Document Number 5513371;

     Declaration of Transformer and Compactor Easement dated December 30, 1988, recorded March 8, 1989, as Document Number 5513375; and

     Mutual Walk Way Easement Agreement dated December 30, 1988, recorded March 8, 1989, as Document Number 5513372.

                                  EXHIBIT A-3
                                     PLANS

None

                                  EXHIBIT A-4
                               INITIAL PREMISES
                              [LOWER LEVEL PLAN]

                                  ----------

                              EXHIBIT A-4 (CONT.)
                               INITIAL PREMISES
                                 [FIFTH FLOOR]

                                  ----------

                              EXHIBIT A-4 (CONT.)
                               INITIAL PREMISES
                                 [SIXTH FLOOR]

                                  ----------

                              EXHIBIT A-4 (CONT.)
                               INITIAL PREMISES
                                [SEVENTH FLOOR]

                                  ----------

                              EXHIBIT A-4 (CONT.)
                               INITIAL PREMISES
                                [EIGHTH FLOOR]

                                  ----------

                              EXHIBIT A-4 (CONT.)
                               INITIAL PREMISES
                                [TWELFTH FLOOR]

                                  EXHIBIT A-5
                        ADDITIONAL PREMISES ON 4TH FLOOR

                                  EXHIBIT A-6
                           LOWER LEVEL STORAGE SPACE

   In addition to the Premises, during the initial term of the Lease, Tenant shall lease two areas on the lower level of the Building consisting of approximately 781 rentable square feet and 291 rentable square feet as identified on the attached Floor Plan ("Storage Space"), at a gross rental rate, including all Operating Costs and Real Estate Taxes, of Twelve and 25/100 Dollars ($12.25) per rentable square foot, payable in monthly installments pursuant to the terms and conditions contained in Article 3 of the Lease. No Tenant Improvement Allowance shall apply to the Storage Space and it is not intended that Tenant shall be required to make improvements to the Storage Space in order to make reasonable Storage Space use thereof, provided Tenant shall be permitted to make improvements to the 781 rentable square foot area and occupy the same for business purposes provided Tenant has complied with all laws, rules and ordinances governing such space and occupancy thereof. Tenant takes the Storage Space in its "AS IS" condition and for a term ending coterminous with the initial term of the Lease.

                   EXHIBIT TO A-6 - LOWER LEVEL STORAGE SPACE
                             LOWER LEVEL FLOOR PLAN

                                   EXHIBIT B
                              TENANT WORK FUNDINGS

I.  FOR INITIAL PREMISES:

   Landlord shall provide Tenant with a cash allowance for Tenant Improvements ("Tenant Work Funding") in an amount of $16.10 per Rentable Square Foot of the Initial Premises. Said allowance may be used by Tenant for demolition, architect and design fees, contractor fees, project management fees, engineering, plans and permits and the actual construction of improvements, including all HVAC work and built-ins ("Tenant Work"), which improvements have been approved by Landlord in writing, for the Initial Premises.

   Tenant may use its own contractor and subcontractors (together the
"Contractors") to perform all Tenant Work.   Landlord's construction manager
shall have the right to submit a proposal for the construction of the Tenant work. The names of all subcontractors, together with proof they are licensed, are bonded and have worker's compensation insurance shall be provided as hired.

   Tenant shall have a right to access the Initial Premises for construction of Tenant Work immediately following execution by Landlord and Tenant of this Lease Agreement, until the commencement of the Initial Premises Term on May 1, 2000 ("Access Period"). No rent or operating expenses shall be due and payable during the Access Period. Landlord agrees to provide to Tenant during the Access Period utilities, hoisting, heat, air-conditioning (when essential), and general building security at no cost to Tenant. Landlord agrees not to charge Tenant a Landlord supervision fee during the Access Period.

   Prior to the commencement of the Tenant Work, the Tenant shall provide the following to the Landlord, all of which shall be to the Landlord's reasonable satisfaction:

       1. Plans and specifications for the Tenant Work.

       2. An estimated budget and cost breakdown for the Tenant Work.

       3. Estimated completion schedule for the Tenant Work.

       4. The General Contractor to be used in the construction of the Tenant work, including its address, telephone number, and proof of worker's compensation insurance, licensing and bonding.

       5. Copies of all required permits for the Tenant Work, including a building permit issued by the City of Plymouth.

   The Tenant shall be solely responsible for the construction and completion of the Tenant Work to the reasonable satisfaction of Landlord and for the payment of all amounts due and payable in connection therewith, without cost or expense to Landlord except for Landlord's obligation to make Tenant Work Fundings. Tenant shall diligently proceed with the construction and completion of the Tenant Work in accordance with the plans, specifications, and completion schedule approved by Landlord. Tenant shall secure all licenses and permits necessary for performance of the Tenant Work and for occupancy of the Premises. No material changes shall be made from the plans, specifications, and completion schedule approved by the Landlord, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

   No materials or fixtures shall be installed upon the Initial Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord. Tenant may lease its equipment, furniture and personal property provided, however, such items shall be considered part of Tenant Work entitled to reimbursement from the cash allowance.

   Landlord shall at all times have a right to inspect the Tenant Work and Tenant shall immediately cease work upon written notice from the Landlord; provided, however, if there is no cause shown, Landlord shall reimburse Tenant for the additional cost actually incurred by such work stoppage.

   Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Work. Tenant shall obtain from each Contractor and provide to Landlord a mechanic's lien waiver in form suitable for recording.

   The Tenant shall indemnify, defend and save and hold the Landlord harmless against any and all claims, demands, lawsuits, expenses, damages and causes of action asserted by any person arising out of, caused by or relating to the Tenant Work, the Tenant Work Funding or the Tenant's use or operation of the Initial Premises. The foregoing indemnity shall include all expenses in connection with any such claim. The provisions of this paragraph shall survive the termination of the Lease.

   The Tenant shall maintain, or cause to be maintained, during the performance of the Tenant Work, at its sole cost and expense, insurance of the types and in the amounts specified in this Lease Agreement, together with builders' risk insurance for the amount of completed value of the Tenant Work on an all-risk non-reporting form covering all Tenant Improvements under construction, including building materials, and other insurance, in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Work.

   Landlord shall pay to Tenant up to 90% of the Tenant Work Funding in monthly installments upon Tenant's providing Landlord with mechanic's lien waivers for that portion of such Tenant Work Funding previously paid by Landlord. Payments shall be made on the fifteenth day of the month for all requests for funding which have been submitted by the first day of that month together with a cost breakdown, invoices and receipts of the work to be funded. All payments shall be made by wire transfer. Tenant shall provide Landlord with wiring instructions prior to the first payment of the Tenant Work Funding. Landlord may make payments jointly payable to Tenant and to Contractors in the event Tenant is unable to provide mechanic's lien waivers or in the event mechanic's liens are filed against the Building. The remaining 10% of the Tenant Work Funding shall be payable as provided below.

   Landlord has the additional right to expeditiously salvage any buildout improvements in the Premises existing at the date hereof, but slated by Tenant for demolition or removal, which improvements may be removed by Landlord in an expeditious manner, so long as such removal does not cause an unreasonable delay to Tenant.

   Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of the Tenant Work, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

   Upon completion of the Tenant Work and occupancy of the Initial Premises by Tenant, the Tenant may request funding by Landlord of the remaining amount due for the Tenant Work Funding. Landlord shall have no obligation to make any advances with respect to the Tenant Work Funding until Landlord has received the following, all of which shall be to the Landlord's reasonable satisfaction:

       1. Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Plymouth.

       2. A Certificate of Completion signed by the architect who prepared the plans and specifications approved by the Landlord.

       3. An estoppel certificate signed by the Tenant, in form satisfactory to the Landlord, and stating that the Tenant has taken occupancy of the Premises and that there are no defaults under the Lease, and such other matters as Landlord may reasonably require.

       4. A cost breakdown itemizing all expenses for the Tenant Work for which the Tenant seeks Tenant Work Funding, together with invoices and receipts for the same.

       5. Mechanic's lien waivers for all Tenant Work.

   Within thirty (30) days of the receipt of the foregoing, the Landlord shall fund to the Tenant the lowest of:

           A.   Tenant's actual costs for the Tenant Work; or

           B.   $16.10 a Rentable Square Foot.

   Less any amounts paid in monthly installments as progress payments , and less any amounts previously advanced to Tenant or Tenant's contractors by Landlord for space planning as provided in the Letter of Intent dated October 28, 1999 and fully executed on November 30, 1999.

II.  FOR ADDITIONAL PREMISES:

   Landlord shall provide Tenant with a cash allowance for Tenant Improvements ("Tenant Work Funding") in an amount not to exceed the following formula:

         Sixteen and No/100 Dollars times the number of months Tenant leases the Additional Premises ("x"), divided by Sixty-three ("$16.00 (x) / 63") ("Formula").

   Said allowance may be used by Tenant for demolition, architect and design fees, contractor fees, project management fees, engineering, plans and permits and the actual construction of improvements, including all HVAC work and built-ins ("Tenant Work"), which improvements have been approved by Landlord in writing, for the Additional Premises.

   Tenant may use its own contractor and subcontractors (together the
"Contractors") to perform all Tenant Work.   Landlord's construction manager
shall have the right to submit a proposal for the construction of the Tenant work. The names of all subcontractors, together with proof they are licensed, are bonded and have worker's compensation insurance shall be provided as hired.

   No rent or operating expenses shall be due and payable during the Additional Premises Access Period. Landlord agrees to provide to Tenant during the Additional Premises Access Period utilities, hoisting, heat, air-conditioning (when essential), and general building security at no cost to Tenant.

   Prior to the commencement of the Tenant Work, the Tenant shall provide the following to the Landlord, all of which shall be to the Landlord's reasonable satisfaction:

       1. Plans and specifications for the Tenant Work.

       2. An estimated budget and cost breakdown for the Tenant Work.

       3. Estimated completion schedule for the Tenant Work.

       4. The General Contractor to be used in the construction of the Tenant work, including its address, telephone number, and proof of worker's compensation insurance, licensing and bonding.

       5. Copies of all required permits for the Tenant Work, including a building permit issued by the City of Plymouth.

   The Tenant shall be solely responsible for the construction and completion of the Tenant Work to the reasonable satisfaction of Landlord and for the payment of all amounts due and payable in connection therewith, without cost or expense to Landlord except for Landlord's obligation to make Tenant Work Fundings. Tenant shall diligently proceed with the construction and completion of the Tenant Work in accordance with the plans, specifications, and completion schedule approved by Landlord. Tenant shall secure all licenses and permits necessary for performance of the Tenant Work and for occupancy of the Premises. No material changes shall be made from the plans, specifications, and completion schedule approved by the Landlord, without the Landlord's prior written consent.

   No materials or fixtures shall be delivered to or installed upon the Additional Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord.

   Landlord shall at all times have a right to inspect the Tenant Work and Tenant shall immediately cease work upon written notice from the Landlord; provided, however, if there is no cause shown, Landlord shall reimburse Tenant for the additional cost actually incurred by such work stoppage..

   Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Work. Tenant shall obtain from each Contractor and provide to Landlord, prior to such Contractor's commencement of work on the Additional Premises, a mechanic's lien waiver in form suitable for recording.

   The Tenant shall indemnify, defend and save and hold the Landlord harmless against any and all claims, demands, lawsuits, expenses, damages and causes of action asserted by any person arising out of, caused by or relating to the Tenant Work, the Tenant Work Funding or the Tenant's use or operation of the Additional Premises. The foregoing indemnity shall include all expenses in connection with any such claim. The provisions of this paragraph shall survive the termination of the Lease.

   The Tenant shall maintain or cause to be maintained during the performance of the Tenant Work, at its sole cost and expense, insurance of the types and in the amounts specified in this Lease Agreement, together with builders' risk insurance for the amount of completed value of the Tenant Work on an all-risk non-reporting form covering all Tenant Improvements under construction, including building materials, and other insurance, in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Work.

   Landlord shall pay to Tenant up to 90% of the Tenant Work Funding in monthly installments upon Tenant's providing Landlord with mechanic's lien waivers for that portion of such Tenant Work Funding previously paid by Landlord. Payments shall be made on the fifteenth day of the month for all requests for funding which have been submitted by the first day of that month together with a cost breakdown, invoices and receipts of the work to be funded. All payments shall be made by wire transfer. Tenant shall provide Landlord with wiring instructions prior to the first payment of the Tenant Work Funding. Landlord may make payments jointly payable to Tenant and to Contractors in the event Tenant is unable to provide mechanic's lien waivers or in the event mechanic's liens are filed against the Building. The remaining 10% of the Tenant Work Funding shall be payable as provided below.

   Landlord has the additional right to expeditiously salvage by Tenant any buildout improvements in the Premises existing at the date hereof, but slated for demolition or removal, which improvements may be removed by Landlord in an expeditious manner.

   Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of the Tenant Work, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

   Upon completion of the Tenant Work and occupancy of the Additional Premises by Tenant, the Tenant may request funding by Landlord of the remaining amount due for the Tenant Work Funding. Landlord shall have no obligation to make any advances with respect to the Tenant Work Funding until Landlord has received the following, all of which shall be to the Landlord's reasonable satisfaction:

       1. Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Plymouth.

       2. A Certificate of Completion signed by the architect who prepared the plans and specifications approved by the Landlord.

       3. An estoppel certificate signed by the Tenant, in form satisfactory to the Landlord, and stating that the Tenant has taken occupancy of the Premises and that there are no defaults under the Lease, and such other matters as Landlord may reasonably require.

       4. A cost breakdown itemizing all expenses for the Tenant Work for which the Tenant seeks Tenant Work Funding, together with invoices and receipts for the same.

       5. Mechanic's lien waivers for all Tenant Work.

   Within thirty (30) days of the receipt of the foregoing, the Landlord shall fund to the Tenant the lowest of:

          A.  Tenant's actual costs for the Tenant Work; or

          B.  $ the amount determined by the Formula.

   Less any amounts paid in monthly installments as progress payments.

                                   EXHIBIT C
                             OPTION TO EXTEND TERM

   Landlord hereby grants to Tenant one (1) option ("Option") to extend the Term of this Lease for a period of five (5) years ("Option Term") immediately following the initial Term. The Option shall be exercised, if at all, by written notice ("Option Notice") delivered by Tenant to Landlord not later than twelve (12) months prior to the end of the initial Term. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the end of the initial Term, Tenant (i) is in uncured default under the Lease, (ii) has assigned this Lease or its interest therein, or (iii) has sublet more than fifty percent (50%) of the Premises, provided, however, this provision shall not apply to an assignment or sublet to a Tenant Affiliate as defined within the Lease Agreement. Provided Tenant has properly and timely exercised the Option, the initial Term of this Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except for the Minimum Rent, which shall be adjusted to the "Fair Market Rental Value" of the Premises, as reasonably determined by Landlord. As used herein, "Fair Market Rental Value" shall mean the projected prevailing rental rate as of the first day of the Option Term for similar office space situated in similar first class, high-rise office buildings in the South and West Suburban market area of Minneapolis, Minnesota. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Minimum Rent during the Option Term be less than the Minimum Rent payable by Tenant during the last year of the initial Term.

   Landlord shall notify Tenant in writing of such determination of Fair Market Rental Value within thirty (30) days after Landlord's receipt of the Option Notice. If Tenant shall dispute Landlord's determination of Fair Market Rental Value, then Tenant shall have the right to submit the issue of Landlord's reasonableness (but not the Fair Market Rental Value) for neutral binding arbitration (and not by court action) to the American Arbitration Association in accordance with the rules of such Association then in effect. Tenant shall exercise such right of arbitration by delivering written notice of such election within thirty (30) days after receipt of Landlord's notice of Fair Market Rental Value. If the arbitrator shall decide that Landlord's determination of Fair Market Rental Value was reasonable, then the Fair Market Rental Value shall be the amount previously determined by Landlord. If the arbitrator shall determine that Landlord acted unreasonably, then Landlord shall redetermine the Fair Market Rental Value in its sole but reasonable discretion, provided that Tenant shall again have the right to challenge Landlord's reasonableness in the manner set forth above. In no event shall the arbitrators be permitted to determine Fair Market Rental Value. The decision of the arbitrator shall be binding upon both parties, provided, however, if Tenant disagrees with the decision of the arbitrator, Tenant can, within thirty (30) days of receipt of the arbitrator's decision, withdraw its Option Notice of exercise of the Option. Each party shall share equally the cost of the arbitration process, provided however, if the arbitrator rules that Landlord's determination of Fair Market Rental Value was unreasonable, Landlord shall pay total of the arbitration process.

                                   EXHIBIT D
                   RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE

     Tenant shall have the following rights with respect to rentable space on the 3rd floor of the Building ("Expansion Area"):

     (i) Upon the terms and provisions set forth in this Lease, the Tenant shall have an ongoing right of "first offer" during the Term of this Lease to lease the available Expansion Area. If the Tenant fails to exercise such right of first offer as provided herein with regard to any part of the available Expansion Area, the Landlord thereafter may lease all or a portion of such space to any party or parties and upon any terms the Landlord deems necessary or desirable. In the event the Expansion Area or a portions thereof again becomes available for lease during the Term of this Lease, Tenant shall once again have the right of "first offer", subject to the rights of third parties to the Expansion Area or portions thereof, provided Tenant exercises its right of first offer as provided herein.

   (ii) For the purposes of this Section, "first offer" shall mean a right by the Tenant to lease such space under this Lease following the expiration or non-renewal of the Landlord's lease with the current tenant of such space; for purposes of this section, space becomes "available space" in the building when the lease of such space has expired or otherwise terminated, and the prior occupant of such space has physically vacated and surrendered possession of the space to the Landlord.

   (iii) The Tenant may not exercise any right of first offer with respect to less than all of the available Expansion Area which is offered to Tenant. The Tenant shall exercise such right of first offer by delivering written notice of exercise to the Landlord not later than fifteen (15) days following the date of delivery by the Landlord to the Tenant of notice ("Notice of Availability") that the space identified in the Notice of Availability is becoming available on the expected date specified in the Notice. The Notice of Availability shall state the Minimum Rent and Tenant Improvement Allowance offered by Landlord for the available Expansion Area.

   (iv) If Tenant exercises its right to lease the available Expansion Area, the available Expansion Area shall become a part of the Premises 60 days after the date when Landlord shall deliver possession of the area to Tenant free and clear of rights of third parties. The additional area shall be subject to the same terms and conditions of this Lease, except as modified by the terms of the Notice of Availability, including a term coterminous with the remaining term of this Lease including possible renewals, provided, however, in the event there is less than three (3) years remaining on the Initial Term of the Lease, the available Expansion Area shall be offered to Tenant at Market Rate in its "AS IS" condition without obligation by Landlord to provide a Tenant Improvement Allowance.

                                   EXHIBIT E
                        FIBER OPTIC CABLE AND GENERATOR

   Landlord agrees, acting in a commercially reasonable manner and in good faith, to allow access in and through the Building for the installation by Tenant, at Tenant's sole cost and expense, of fiber optic cable in and around
the Premises to the extent necessary for Tenant's business.   Failure to have
fiber optic available to the Premises by the commencement of the Term shall not entitle Tenant to terminate this Lease.

   Tenant's Generator. In the event Tenant determines a need to install a generator on the Building grounds, Landlord agrees to cooperate with Tenant in determining a mutually acceptable location for such generator. Landlord shall be entitled to review and approve the size, location and vertical distribution required by the installation of the generator. All costs associated with the generator installation and operation shall be the sole expense of Tenant. Tenant will agree to any reasonable expense charged by Landlord for the areas impacted by the presence of the generator.

                                   EXHIBIT F
                       EXCLUSIONS FROM OPERATING EXPENSES

1. Original Construction. All costs incurred in connection with or directly related to the original construction (as distinguished from operation, repair and maintenance) of the project.

2. Initial Development. Legal and other fees, leasing commissions, advertising expenses and other costs incurred in connection with acquisition of the land, or the original development or original leasing of the project.

3. Costs Caused by Construction. Any expenses incurred during construction of the building or any improvements therein in excess of those that would be expended if construction were completed and the building were fully occupied.

4. Hazardous Substances and Remediation Costs. All costs related to the removal of substances or materials from the Building or the project which are presently, or at any time in the future may be, deemed hazardous to either people or the environment, including, without limitation, any asbestos, urea-formaldehyde, chlorofluorocarbons (CFCs), or substances controlled by CERCLA. All costs related to any remediation or retrofitting caused by cessation of use of any such materials shall also be excluded.

5. Employee Limitation. All costs for any employees (i) above the rank of building manager, (ii) above the reasonable allocation of the costs of all employees at or below the rank of building manager whose duties include work on other buildings or projects, or (iii) on activities the costs of which are otherwise excluded from operating costs.

6. Capital Costs. The costs of any alteration, addition, change, replacement, improvement, repair, or other item which are properly capitalized under either generally accepted accounting principles or under federal income tax accounting principles, provided the amortization of such cost over the useful life of any item required by change of law or installed with the intent to reduce operating expenses shall be included in operating expenses.

7. Depreciation. Any charge for depreciation or amortization of any of the initial improvements.

8. Ground Leases and Easements. Any charges for ground leases or other underlying leases, easements or any other similar or dissimilar use fees or other costs related to the use of the land.

9. Financing Costs. Financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages.

10. Damage by Other Tenants. The cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the project, employees or invitees, to the extent the Landlord has recovered such cost from the negligent party.

11. Leasing Costs. All costs related to any leasing or re-leasing of the project. In the event the building management company is responsible for leasing or re-leasing of the building, a reasonably allocable share of the management fee shall be therefore excluded.

12. Improvements to Rentable Areas. Costs incurred in renovating or otherwise improving or decorating or redecorating space (including painting, carpet shampooing, drapery cleaning and wall washing) for tenants or other occupants in the building or vacant rentable space in the building or costs related
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    thereto and costs incurred by landlord, whether or not reimbursed to landlord, by other tenants in connection with maintenance or repair of above-shell condition improvements.

13. Bad Debts or Rent Loss. A bad debt loss, rent loss or reserves for bad debts or rent loss, provided, however, the cost of purchasing rent loss insurance to cover losses occasioned by a casualty shall not be excluded.

14. Affiliates - Excessive Payments. Any item of cost, including a building management fee, which represents an amount paid to an affiliate of landlord or an affiliate of any partner or shareholder of landlord, to the extent the same is in excess of the reasonable cost of said item or service in an arms length transaction. For the purposes hereof "affiliate" shall include subsidiaries of landlord or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with landlord.

15. Bad Faith Payments - Kickbacks. Costs or expenses incurred by landlord which represents amounts spent by landlord or its agents in bad faith or an amount equal to any costs which represent any payments received by landlord or the building manager, or the employees or officers of either, from suppliers of good or services as kick-backs, finders fees, expediting fees or other similar and dissimilar fees.

16. Operation of Landlord's Business; Preservation of Asset. Any and all costs (including legal fees and costs of lawsuits) associated with the operation of the business of the entity which constitutes landlord or preservation of the landlord's interest in the building; excluded items shall specifically include, but shall not be limited to, formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits with any mortgagee, costs of selling, syndication, financing, mortgaging or hypothecating any of the landlord's interest in the project, costs of any disputes between landlord and its employees (if any), costs of disputes between landlord and managers of the project, costs of collecting rent or other charges, and costs of disputes between landlord and tenants within the project including, without limitation, the lessee.

17. Tenant Specific Cost. All costs and expenses arising solely out of the specific needs or character of a particular tenant or such tenant's officers, employees, agents or customers, whether or not landlord recovers such costs from tenant, unless a benefit is derived by all tenants of the Building, in which event the cost shall be included as operating expenses. And, any increased costs resulting from landlord permitting third parties to use the common elements of the project for income producing activities.

18. Disproportionate Costs; Excess Services. All costs and expenses resulting from the delivery to other tenants of services, utilities, or the use of building facilities or other benefits which are either substantially greater in quantity or substantially higher in quality than those delivered to Tenant, unless the cost of such services is recovered by Landlord from such other Tenant.

19. Excess HVAC. Landlord's costs of excess electricity, incremental heating, ventilation or air conditioning and other services sold or provided to tenants which are substantially greater than those provided to Tenant whether or not landlord is entitled to be reimbursed by such tenants.

20. Landlord's Negligence. Any expense incurred as a result of the gross negligence of landlord, its agents, servants, or employees or arising out of landlord's gross negligent failure to manage the project consistently with the standards required by this lease.
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21. Reimbursed Costs. Any items not otherwise excluded to the extent landlord is reimbursed therefore by insurance or otherwise compensated, including direct reimbursement by any tenant, less the out-of-pocket cost of collection.

22. Duplicate Charges. Any costs which would duplicate other costs theretofore included in building operating costs.

23. Rent Insurance. The cost of rent insurance which insures against Rent loss for a period in excess of 24 months.